UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2013

TEMPUR-PEDIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

    On February 4, 2013, Tempur-Pedic International Inc. (the “Company”) announced it has appointed W. Timothy Yaggi, age 52, as Chief Operating Officer of the Company. Mr. Yaggi brings over 25 years of operational experience leading well-respected publicly traded companies. From 2008 until June 2012, Mr. Yaggi held the position of Group President of the North America Builder Group at Masco Corporation. From 1994 to 2008, Mr. Yaggi was employed at Whirlpool Corporation, most recently as Executive Vice President, Market Operations, North America. He also was previously employed by Norelco (Philips) from 1988 to 1993, as well as at J. Crew, Inc. from 1986 to 1988. Mr. Yaggi received his AB from Princeton University and an MBA from Michigan State University.

    In connection with Mr. Yaggi’s appointment, the Company and Mr. Yaggi entered into an Employment and Non-Competition Agreement (the “Employment Agreement”) on and effective February 4, 2013. The Employee Agreement has an initial one year term that will automatically renew for (1) year periods subject to ninety (90) days notice of decision not to renew by either the Company or Mr. Yaggi. The Employment Agreement provides for, among other things, an initial base salary of $650,000 per year, eligibility to earn an annual performance based bonus targeted to be an amount equal to eighty percent (80%) of the base salary for that year if certain performance criteria are met as established by the Company’s Compensation Committee or Board of Directors, a $600.00 per month automobile allowance, relocation assistance, and a one-time hiring bonus of $100,000. Mr. Yaggi has agreed not to compete with the Company during his employment with the Company and for two (2) years after the termination of employment.

    A copy of the Employment Agreement is attached to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description
10.1	Employment and Non-Competition Agreement by and between Tempur-Pedic International Inc. and W. Timothy Yaggi dated as of February 4, 2013
99.1	Press Release dated February 4, 2013 titled “Tempur-Pedic Appoints Tim Yaggi Chief Operating Officer”

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempur-Pedic International Inc.

February 4, 2013	By:	/s/ DALE E. WILLIAMS
Dale E. Williams
Executive Vice President & Chief Financial Officer